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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 14, 2003, except for Notes 1 and 3, as to which the date is March 28, 2003, relating to the financial statements of PSMA Development Company LLC, which appears in Progenics Pharmaceuticals, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2002. We also consent to the references to us under the headings "Selected Financial Data" and "Experts" in the prospectus which is incorporated by reference into such Registration Statement.


/s/PricewaterhouseCoopers LLP

New York, New York
November 13, 2003